UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 20, 2004

Date of Report (Date of
earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2004, the Board of Directors of NeoRx Corporation (the “Company”) appointed Dr. Alan B. Glassberg to the Company’s Board of Directors.  The Board did not immediately appoint Dr. Glassberg to serve on any Board committees.  Dr. Glassberg’s appointment increases the number of Directors of NeoRx to eight.

There are no understandings or arrangements between Dr. Glassberg and any other person pursuant to which Dr. Glassberg was selected as a director of the Company.  Dr. Glassberg has been elected to serve until the next annual meeting of shareholders of the Company, or until his successor is elected and qualified.

In connection with Dr. Glassberg’s appointment to the Board, consistent with the Company’s policy applicable to newly appointed non-employee directors, the Company issued Dr. Glassberg a stock option to purchase 40,000 shares of the Company’s common stock at an exercise price of $1.49 per share, the fair market value per share of the common stock on the date of grant.  The shares subject to the stock option will vest in two equal installments over a two-year period.

On October 25, 2004 the Company issued a press release announcing the appointment of Dr. Glassberg to the Board.  A copy of the press release is filed as exhibit 99.1 to this report and is hereby incorporated by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 99.1	Press release dated October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: October 25, 2004	By:	/s/ Michael K. Jackson
Michael K. Jackson
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 25, 2004.